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Exhibit 99.5

        THIS DOCUMENT CONTAINS TIME SENSITIVE MATERIAL AND
REQUIRES YOUR IMMEDIATE ATTENTION.

U.S. RETAIL HOLDER ELECTION NOTICE

With Respect To
9 1/4% Notes due 2002, 10 1/2% Notes due 2007, 13.125% Notes due 2009,
10 1/2% Notes due 2018, Floating Rate Notes due 2003
(together, the "Old Notes")

of

Multicanal S.A.

        that were tendered (i) on or prior to close of business on December 12, 2003 into Multicanal S.A.'s (the "Company") offer to purchase for cash (the "Cash Option") at a price (the "Cash Payment") of U.S.$300 per U.S.$1,000 aggregate principal amount of Old Notes and other financial indebtedness of the Company (together, the "Existing Debt") presented in the Company's acuerdo preventivo extrajudicial (the "APE"), (ii) as to which it is certified that as of the date they were tendered into the Cash Option, such Old Notes were not beneficially owned by either (a) persons outside the United States within the meaning of Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), or (b) qualified institutional buyers ("QIBs") within the meaning of Rule 144A under the Securities Act (such not excluded beneficial holders, the "U.S. Retail Holders" and the Old Notes so beneficially owned, the "Eligible Notes"). The request to make a new election with respect to Eligible Notes described herein (the "U.S. Retail Holder Election") is being done to meet a condition in the order entered by the United States Bankruptcy Court, Southern District of New York (the "U.S. Bankruptcy Court") on January 6, 2005 in the proceedings captioned "In re: Board of Directors of Multicanal S.A., Debtor in Foreign Proceeding" (Case No. 04-10280 (ALG)) and "In re: Multicanal S.A., Alleged Debtor" (Case No. 04-10523 (ALG)), regarding recognition in the United States of the APE under 11 U.S.C. § 304 to the extent effective in Argentina (the "U.S. Order"). Holders are referred to the prospectus (the "Prospectus") accompanying this election notice (the "Election Notice") for more information about the U.S. Retail Holder Election and the offer made concurrently herewith to holders of Old Notes that did not make an election among the three options contemplated in the Company's APE (the "Options") on or prior to December 12, 2003 (the "Court-Ordered Election," and together with the U.S. Retail Holder Election, the "Election Offers").

        The U.S. Order was appealed to the United States District Court for the Southern District of New York (the "U.S. District Court") in the proceeding captioned "Argentinean Recovery Company LLC, et. al v. Board of Directors of Multicanal S.A." (Case No. 04-CIV 3619 (AKH)). On April 5, 2005, the U.S. District Court entered an order upholding the U.S. Bankruptcy Court's dismissal of the involuntary petition filed against the Company and the denial of the claim regarding alleged rights under the Trust Indenture Act of 1939, but reserved judgment on issues relating to the implementation of a proposed cure to address the U.S. retail holder discrimination found by the U.S. Bankruptcy Court. At a hearing held on May 31, 2005, the U.S. District Court indicated its intention to affirm the U.S. Bankruptcy Court on many issues. It also stated that it intended to remand the proceedings to the U.S. Bankruptcy Court and instruct the U.S. Bankruptcy Court to establish whether the proposed remedy to cure the U.S. retail holder discrimination (as well as the implementation of the Court-Ordered Election) could be legally effected in reliance on an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") or registration with the U.S. Securities and Exchange Commission (the "Commission") of the new securities to be issued to the creditors identified by both courts was required.

        Also in May 2005, a notice of appeal to the United States Court of Appeals for the Second Circuit (the "Second Circuit") of the U.S. District Court's April 5, 2005 order was filed and a motion to dismiss the appeal on the grounds that the Second Circuit has no appellate jurisdiction over the U.S. District Court's April 5, 2005 was submitted and opposed. Both parties stipulated that this motion to dismiss the Second Circuit appeal and the briefing and hearing on the appeal should be adjourned until after the U.S. District Court issues its further order. The stipulation was approved by the Second Circuit on August 18, 2005.

The Exchange Agent for the U.S. Retail Holder Election is:

JPMorgan Chase Bank

Institutional Trust Services
4 New York Plaza, 15th Floor
New York, NY 10004
Tel: (212) 623-5136
Fax: (212) 623-6214

This Election Notice may be completed only by or on behalf of U.S. Retail Holders that tendered Eligible Notes into the Cash Option on or prior to December 12, 2003 via The Depository Trust Company's ("DTC"), Automated Tender Offer Program ("ATOP") system to allow such U.S. Retail Holders to receive any of the other Options.

IF YOU ARE A U.S. RETAIL HOLDER AND WOULD LIKE TO RECEIVE THE CASH OPTION AS ELECTED BY YOU ON OR PRIOR TO DECEMBER 12, 2003, SUBJECT TO REALLOCATION IN THE MANNER CONTEMPLATED IN THE APE, YOU ARE NOT REQUIRED TO TAKE ANY ACTION PURSUANT TO THIS ELECTION NOTICE.

THE DEADLINE TO SUBMIT A REQUEST WITH RESPECT TO THE U.S. RETAIL HOLDER ELECTION IS 5:00 P.M., NEW YORK CITY TIME, ON                        , 2005 (THE "EXPIRATION DATE").

        Delivery of this Election Notice to an address other than as set forth above, or transmission of instructions via a fax number other than as listed above, will not constitute a valid request to make a new election.

        In order to validly submit a request to make a new election with respect to its Eligible Notes tendered into the Cash Option on or prior to December 12, 2003 to receive instead of the Cash Option any of the other two Options, a holder of Eligible Notes must (a) deliver to JPMorgan Chase Bank as Exchange Agent a duly executed withdrawal request with respect to its Eligible Notes (in the form provided by DTC), together with a copy of its original computer generated message (an "Agent's Message") regarding the Eligible Notes tendered to DTC through ATOP on or prior to December 12, 2003, (b) tender its Eligible Notes into the Option or Options identified in its Election Notice by book-entry transfer through the ATOP system and transmit to the Exchange Agent a copy of the corresponding Agent's Message thereby confirming that it has tendered such Eligible Notes into such Option or Options in accordance with this Election Notice, (c) complete and execute an Election Notice with respect to each request to make a new election on behalf of a holder of Eligible Notes, and return it to the Exchange Agent prior to the Expiration Date, (d) deliver to the Exchange Agent a copy of the corresponding and validly executed Election Instruction Letter it has received from the beneficial owner(s) of the Eligible Notes participating in the U.S. Retail Holder Election pursuant to this Election Notice prior to the Expiration Date, and (e) deliver to the Exchange Agent a copy of the

Letter of Transmittal delivered on or prior to December 12, 2003 corresponding to the Old Notes tendered by the U.S. Retail Holder participating in the U.S. Retail Holder Election.

        Delivery of documents to DTC does not constitute delivery to the Exchange Agent. Failure to (i) deliver a duly executed Election Notice and a completed and validly executed Election Instruction Letter prior to the Expiration Date or (ii) tender the Eligible Notes into a new Option or Options (other than the Cash Option) in the manner described above will not constitute a withdrawal of Eligible Notes, but will be deemed a failure to elect among the Options, and may result in the Eligible Notes of such U.S. Retail Holder being deemed subject to the terms of the Company's APE applicable to holders of Old Notes that have not elected any of the Options (see Instruction 11).

        Upon receipt by the Exchange Agent of a duly executed and delivered Election Notice together with a duly executed and delivered Election Instruction Letter and the remaining documents described above, the election made for the Cash Option on or prior to December 12, 2003 with respect to all Eligible Notes identified in any such Election Notice will be treated as not having been made. For purposes of the APE, all elections of New Securities indicated in an Election Notice will be treated in the same manner as elections actually made on or prior to December 12, 2003. THE REQUISITE MAJORITY OF HOLDERS OF EXISTING DEBT CONSENTED TO THE APE ON DECEMBER 10, 2003, IN ACCORDANCE WITH CHAPTER VII, TITLE II OF LAW NO. 24,522, AS AMENDED (THE "ARGENTINE INSOLVENCY LAW"). THE APE WAS CONFIRMED BY THE ARGENTINE NATIONAL COURT OF FIRST INSTANCE ON COMMERCIAL MATTERS NO. 4, CLERK'S OFFICE NO. 8 (THE "ARGENTINE COURT") ON APRIL 14, 2004 AND REAFFIRMED ON APPEAL BY THE ARGENTINE COURT OF COMMERCIAL APPEALS, CHAMBER "A," (THE "ARGENTINE COURT OF APPEALS") ON OCTOBER 4, 2004. AN EXTRAORDINARY APPEAL WAS REJECTED ON DECEMBER 14, 2004; "RECURSO DE QUEJA" DISMISSED APRIL 5, 2005; AND RELATED APPEAL DISMISSED MAY 26, 2005. THE RIGHT GRANTED BY THIS U.S. RETAIL HOLDER ELECTION NOTICE IS LIMITED ONLY TO REQUESTING AN OPTION UNDER THE APE OTHER THAN THE CASH OPTION.

        Notwithstanding any other provisions of, or any extension of, the U.S. Retail Holder Election, the Company may terminate the U.S. Retail Holder Election or, at its option, withdraw, modify, extend or otherwise amend the U.S. Retail Holder Election at any time prior to or concurrently with the expiration of the U.S. Retail Holder Election, as extended for any reason in its sole discretion, including without limitation, if any action or event shall have occurred or been threatened, any action shall have been taken, or any statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to one or both of the Election Offers, the APE, any court order or court-ordered measure (whether in Argentina or the United States) relating thereto (a "Court-Ordered Measure") or any of the other Options by or before any court or governmental, regulatory or administrative agency, authority or tribunal, including without limitation any amendment of the Argentine Insolvency Law that challenges the making of one or both of the Election Offers, the APE or any of the Options, or could, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or could otherwise adversely affect in any material manner, one or both of the Election Offers, the APE, any Court-Ordered Measure or any of the Options.

        The foregoing conditions are for the Company's sole benefit and may be waived by the Company in whole or in part in its absolute discretion. Any determination made by the Company concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

        The Company reserves the right, in its absolute discretion, if the transactions contemplated in the APE are not consummated for any reason, to purchase or make offers to purchase any Existing Debt that remains outstanding and, to the extent permitted by applicable law, purchase Existing Debt in the open market, in privately negotiated transactions, tender offers or otherwise. The terms of any such purchases or offers could differ from the terms of the APE.

Company Disclosure

        Information about the Company can be read and copied at the Commission's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Company also files annual reports on Form 20-F, and exhibits thereto, furnishes information periodically on Form 6-K, and has filed an application for qualification of indentures on Form T-3 and a Form F-4 Registration Statement by electronic means and they are available to the public over the Internet at the Commission's web site at http://www.sec.gov. The Company will also make available to holders of Old Notes entitled to participate in the Election Offers, copies of all of its filings and submissions made with the Commission since January 1, 2003, including a copy of the Form F-4 Registration Statement, together with its exhibits, at the office of the Exchange Agent, at the address provided on the back cover to this Election Notice. To obtain timely delivery, holders of our Old Notes entitled to participate in the U.S. Retail Holder Election must request this information no later than five business days before the Expiration Date.

        Please fill out the following related to your request to elect a new Option or Options (other than the Cash Option) with respect to your Eligible Notes.

Name of Tendering Institution:

DTC/Euroclear/Clearstream Account Number (please specify):

Transaction Code Number (ATOP/Agent Message Serial Number):

        List below the Eligible Notes as to which this Election Notice relates. If the space provided is insufficient, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Election Notice. The election with respect to Eligible Notes in the U.S. Retail Holder Election will be accepted only in principal amounts equal to U.S.$1,000 or integral multiples thereof. No alternative, conditional or contingent requests to make a new election with respect to Eligible Notes will be accepted.

DESCRIPTION OF ELIGIBLE NOTES

Name(s) and Address(es) of Registered
holder(s) or Name of DTC Participant
and Participant's DTC Account
Number from which Eligible Notes were
originally tendered into the Cash Option*
(Please fill in blank)
Aggregate Principal Amount Represented	Principal Amount Tendered

Total Principal Amount of Eligible Notes:

* Please specify if a different DTC account number will be used for the U.S. Retail Holder Election.

        The names and addresses of the registered holders of Eligible Notes should be printed, if not already printed above, exactly as they appear on the instruments representing Eligible Notes subject to the new election hereby requested.

The Options

The Cash Option

        Holders of Eligible Notes that elected to receive the Cash Option and that are satisfied with such election are not required to take any action pursuant to this Election Notice.

        The Company will pay interest on the Cash Payment, accruing on such amounts from December 10, 2003 at a rate of 2% per annum, to but excluding the date on which the Cash Payment is made.

        Any principal amount of Existing Debt electing the Cash Option that exceeds U.S.$131 million will be prorated and reallocated to the Combined Option (as the Par Option is already oversubscribed). In its decisions, the U.S. Bankruptcy Court, among other findings, found that the Cash Option was less valuable than the Par Option (described below) and Combined Option (described below). See "Company Disclosure."

The Par Option

        Holders of Eligible Notes that elect the par option (the "Par Option") will be entitled to receive U.S.$1,050 of the Company's 10-Year Notes (the "10-Year Notes") for each U.S.$1,000 principal amount of Eligible Notes irrevocably transferred for cancellation pursuant to the terms of the U.S. Retail Holder Election, subject to reallocation in accordance with the APE as described below.

        The aggregate principal amount of Existing Debt (including Eligible Notes and Existing Debt as to which elections among the Options were made on or prior to December 12, 2003) that may be exchanged for the Par Option is U.S.$76.5 million. As of December 12, 2003, holders of approximately U.S.$116,942,700 aggregate principal amount of Existing Debt elected the Par Option. Because the maximum amount of the Par Option has already been exceeded as a result of elections made by holders of Existing Debt on or prior to December 12, 2003, holders of Eligible Notes that elect the Par Option can expect that their Old Notes will be prorated and reallocated to the Combined Option (described below) or, to the extent that the maximum amount of Existing Debt that may be exchanged for the Combined Option has been fully subscribed, to the Cash Option.

        Interest on the 10-Year Notes will accrue from December 10, 2003, and the Company will pay interest accrued through the date the Company accepts Eligible Notes upon expiration of the Election Offers on the date the Company delivers or makes available the New Securities (as defined below) under the APE. The Company will not pay any accrued and unpaid interest (including default interest and additional amounts, if any) on the Existing Debt that is exchanged or capitalized pursuant to the APE, the Election Offers or any Court-Ordered Measure.

The Combined Option

        Holders of Eligible Notes that elect the combined option (the "Combined Option") will receive U.S.$440 of either the Company's 7-Year Fixed Rate Notes (the "7-Year Fixed Rate Notes") or 7-Year Floating Rate Notes (the "7-Year FRNs," and together with the 7-Year Fixed Rate Notes, the "7-Year Notes") (the 7-Year Notes, together with the 10-Year Notes, the "New Notes") and 641 class C shares of common stock in the Company (the "New Shares," and together with the New Notes, the "New Securities") for each U.S.$1,000 principal amount of Eligible Notes irrevocably transferred for cancellation pursuant to the terms of the U.S. Retail Holder Election, subject to reallocation in accordance with the APE as described below. Holders of Eligible Notes that elect the Combined Option will receive 7-Year Fixed Notes unless the 7-Year FRNs are expressly requested.

        The aggregate principal amount of Existing Debt (including Eligible Notes and Existing Debt as to which elections among the Options were made on or prior to December 12, 2003) that may be exchanged for the Combined Option is U.S.$324.9 million. As of December 12, 2003, holders of approximately U.S.$181,594,700 aggregate principal amount of Existing Debt elected the Combined Option. Any principal amount of Existing Debt electing the Combined Option that exceeds U.S.$324.9 million (including amounts corresponding to holders of Existing Debt that elected the Combined Option before December 12, 2003) will be prorated and reallocated ratably to the Cash Option (as the Par Option is already oversubscribed).

        Interest on the 7-Year Notes will accrue from December 10, 2003, and the Company will pay interest accrued through the date the Company accepts Eligible Notes upon expiration of the Election Offers on the date the Company delivers or makes available New Securities under the APE. The Company will not pay any accrued and unpaid interest (including default interest and additional amounts, if any) on the Existing Debt that is exchanged or capitalized pursuant to the APE, the Election Offers or any Court-Ordered Measure.

Accrued and Unpaid Interest

        The Company will not pay any accrued and unpaid interest (including default interest and additional amounts, if any) on the Existing Debt that is exchanged or capitalized pursuant to the APE, the Election Offers or any Court-Ordered Measure.

Allocation Under the APE

        Under the terms of the Company's APE, the maximum aggregate principal amount of Existing Debt that may be exchanged for the Par Option is U.S.$76.5 million; the Combined Option, U.S.$324.9 million; and the Cash Option, U.S.$131 million. As of December 2003, when the Company accepted the Existing Debt that holders had agreed to exchange pursuant to its APE, holders of Existing Debt in an aggregate amount exceeding U.S.$76.5 million had elected the Par Option. Accordingly, because the maximum amount of the Par Option has been exceeded as a result of holders' elections, the Old Notes of all holders that elect the Par Option (including those that do so in the Election Offers) will be subject to allocation ratably to the Combined Option or, to the extent that the maximum amount of the Existing Debt that may be exchanged for the Combined Option has been fully subscribed, to the Cash Option. Any principal amount of Existing Debt electing the Cash Option that exceeds U.S.$131 million will be prorated and reallocated to the Combined Option (as the Par Option is already oversubscribed). Any principal amount of the Company's Existing Debt electing the Combined Option that exceeds U.S.$324.9 million will be prorated and reallocated to the Cash Option.

        The allocation will be conducted after giving effect to any elections made in the Election Offers.

Failure to Elect

        If you do not make an election now to change your election of the Cash Option, you will receive the Cash Option, unless the Company is required to reallocate your choice to the Combined Option in accordance with the APE.

Form of New Notes

        The New Notes issued to U.S. Retail Holders participating in the U.S. Retail Holder Election will be registered with the Commission pursuant to the Securities Act and will be governed by an indenture, a first supplemental indenture (governing the 10-Year Notes), and a second supplemental indenture (governing the 7-Year Notes) (together, the "New Indentures"). The New Notes will be issued only in fully registered, global form, without interest coupons, in minimum denominations of U.S.$1.00 (the "Global Notes"). The New Notes will not be issued in bearer form.

        The New Notes will be deposited on the date such New Notes are issued, on behalf of holders of Existing Debt that elect or are deemed to have elected an Option that includes New Notes with the trustee under the New Notes at its New York City office as custodian for DTC. The New Notes will be registered in the name of a nominee of DTC, for credit to the respective accounts (or to such accounts as they may direct) of Euroclear or Clearstream, Luxembourg.

        Owners of beneficial interests in a Global Note will be entitled to receive physical delivery of certificated New Notes only in the limited circumstances described in the New Indentures governing the New Notes.

        This U.S. Retail Holder Election Notice is not intended for use by or on behalf of holders of Old Notes that did not make an election among the Options on or prior to December 12, 2003 and wish to elect among the Options pursuant to the Court-Ordered Election. Such holders are referred to the Letter of Transmittal and Election Agreement accompanying the Prospectus.

        Please fill out the following related to your request to elect a new Option or Options (other than the Cash Option) with respect to your Eligible Notes.

New Securities	Principal Amount of Eligible Notes Tendered In U.S. Retail Holder Election	Name of DTC Participant and Participant's account number to which New Notes are to be delivered upon consummation of the APE (if applicable)	Account number at Euroclear to which New Notes are to be delivered upon consummation of the APE (if applicable)	Account number at Clearstream, Luxembourg to which New Notes are to be delivered upon consummation of the APE (if applicable)

U.S.$1,050 of 10-Year Step Up Notes*

U.S.$440 of 7-Year Fixed Rate Notes plus 641 Class C Shares*

U.S.$440 of 7-Year FRNs plus 641 Class C Shares*

*
See "New Share Issuance Instructions" and Instruction 3 to this Election Notice.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        The undersigned hereby submits its request to the Company, upon the terms and subject to the conditions set forth in the Company's APE, the Election Offers, any Court-Ordered Measure and in accordance with this Election Notice, to make a new allocation with respect to the principal amount of Eligible Notes indicated in the table above entitled "Description of Eligible Notes" under the column headings "Principal Amount Tendered" (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the Eligible Notes described in such table), as described herein. The undersigned acknowledges and agrees that upon receipt by the Exchange Agent of a duly executed and delivered Election Notice together with a duly executed and delivered Election Instruction Letter and the remaining documents referred to in such Election Notice, the election made for the Cash Option on or prior to December 12, 2003 with respect to all Eligible Notes identified in any such Election Notice will be treated as not having been made. For purposes of the APE, all elections of New Securities indicated in an Election Notice will be treated in the same manner as those actually made on or prior to December 12, 2003. In addition, the undersigned understands that the Argentine Court confirmed the APE in accordance with the Argentine Insolvency Law on April 14, 2004 (decision reaffirmed on appeal by the Argentine Court of Appeals on October 4, 2004; extraordinary appeal rejected on December 14, 2004;"recurso de queja" dismissed April 5, 2005; and related appeal dismissed May 26, 2005) and that the right granted by this Election Notice is limited only to requesting that the principal amount of Eligible Notes referred to above be allocated to an Option under the APE other than the Cash Option, as if such election had been made on or prior to December 12, 2003.

        Effective upon the delivery of any of the New Securities (or the making of the Cash Payment, if applicable, in accordance with the APE) as payment for the principal amount of Eligible Notes subject to this request, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Eligible Notes subject to this Election Notice. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent (or its designee) the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to such Eligible Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) present such Eligible Notes and all evidences of transfer and authenticity to, or transfer ownership of such Eligible Notes on the account books maintained by DTC to, or upon the order of, the Company, (ii) present such Eligible Notes for transfer of ownership on the books of The Bank of New York, as Registrar of the Eligible Notes, (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Eligible Notes, (iv) execute on its behalf any ancillary documents that may be required to effect the transactions contemplated herein; and (v) confirm the delivery of the New Securities (or the making of the Cash Payment, if applicable, in accordance with the APE) by the Company in accordance with this Election Notice, the Election Offers, any Court-Ordered Measure and the APE.

        The undersigned acknowledges and agrees that an allocation of Eligible Notes pursuant to the U.S. Retail Holder Election and the instructions hereto and acceptance of such request to make a new election by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the original Letter of Transmittal submitted by the undersigned on or prior to December 12, 2003 and this Election Notice. For purposes of the U.S. Retail Holder Election, the undersigned understands that validly tendered Eligible Notes in accordance with this Election Notice (or defectively tendered Eligible Notes with respect to which the Company has waived, or caused to be waived, such defect) will be deemed to have participated in the U.S. Retail Holder Election if, as and when the Company gives written notice thereof to the Exchange Agent.

        The undersigned acknowledges, represents, warrants and agrees that:

  (i)
  it has read and understands the U.S. Retail Holder Certification herein and it, or the beneficial owner(s) (as defined below), is not described by either of the categories identified in paragraph (2) therein; and

  (ii)
  it is the beneficial owner of, or a duly authorized representative of such beneficial owner(s) of, the Eligible Notes requesting a new election hereby and it has full power and authority to execute this Election Notice, and has full power and authority to tender, sell, assign and transfer the Eligible Notes subject a request to make a new election hereby.

        The acknowledgements, representations and warranties and agreements of a holder electing to submit a request with respect to the U.S. Retail Holder Election and accepting the New Securities to be delivered thereunder and requesting a new election with respect to tendered Eligible Notes shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the date the New Securities are delivered to the undersigned (or the Cash Payment is made, if applicable, in accordance with the APE). For purposes of this Election Notice, the "beneficial owner" of any Eligible Notes shall mean any holder that exercises sole investment discretion with respect to such Eligible Notes.

        All authority conferred or agreed to be conferred by this Election Notice shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

        In the event that the box entitled "Special Delivery Instructions" is completed, the undersigned hereby requests that New Notes be issued (or the Cash Payment be made, if applicable, in accordance with the APE) and credited to the DTC account of the person named therein.

U.S. RETAIL HOLDER CERTIFICATION

        The undersigned hereby represents and warrants to the Company as follows:

          (1)   it is the holder of Eligible Notes tendered in the Cash Option on or prior to December 12, 2003 and identified above under "Description of Eligible Notes"; and

          (2)   as of the date the Eligible Notes subject to this Election Notice were tendered into the Cash Option, the beneficial owner was neither of the following:

    ☐
    a person outside the "United States" within the meaning of Regulation S under the Securities Act; nor

    ☐
    a "Qualified Institutional Buyer" as defined in Rule 144A under the Securities Act.

    SPECIAL DELIVERY INSTRUCTIONS
    (See instructions 1 and 2)

                    To be completed ONLY if New Notes are to be issued (or if the Cash Payment is to be made in accordance with the APE) in the name of someone other than the person(s) whose signature(s) appear(s) within this Election Notice or sent to an address different from that shown in the box entitled "Description of Eligible Notes" within this Election Notice.

Name	(Please Print)
DTC/Euroclear/Clearstream Account No.
(Tax Identification or Social Security Number)

  NEW SHARE ISSUANCE
  INSTRUCTIONS
  (See Instruction 3)

  To be completed by all holders of Eligible Notes participating in the U.S. Retail Holder Election. This information is necessary in connection with the delivery of the New Shares that are elected or may be allocated in accordance with the APE. Holders of Eligible Notes that do not have an existing account at the Caja de Valores S.A.—whether in the name of the beneficial holder or a custodian to whose account the beneficial holder requests that the New Shares be delivered, should so indicate by checking the box below.

Name(s)	(Please Print or Type)
Address:
(City, State, Zip Code, Country)
(Tax Identification or Social Security Number)
Phone Number (in case of any questions related to the delivery of New Shares):

Credit New Shares to be issued to the following account at Caja de Valores S.A.:
(Account Number)
Number of Account Party:
  ☐
  The holder whose name is specified above does not maintain its own account at the Caja de Valores S.A and has not designated a custodian with an account at the Caja de Valores to whom the New Shares, if any, should be delivered. Please deliver any New Shares issued in exchange for the Eligible Notes tendered pursuant to this Election Notice (either as a result of an election or an allocation under the terms of the Election Offers and the APE) to a nominee selected by the Company, who will arrange for a local custodian to hold such New Shares in custody in its account at the Caja de Valores S.A. until the undersigned has met the conditions for a transfer of New Shares to another account. *

*
Holders that fail to complete the New Share Issuance Instructions will be deemed to have elected this option.

PLEASE SIGN HERE
(To be completed by all holders of Eligible Notes participating in the U.S. Retail Holder Election)

        By completing, executing and delivering this Election Notice, the undersigned hereby requests a new election among the Options with respect to its tender on or prior to December 12, 2003 of the principal amount of Eligible Notes listed in the box above labeled "Description of Eligible Notes" under the column heading "Principal Amount Tendered."

        This Election Notice must be signed by the registered holder(s) exactly as the name(s) appear(s) on instrument(s) representing Eligible Notes or, if tendered by a participant in DTC, exactly as such participant's name appears on a security position listing as the owner of such Eligible Notes. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title and see Instruction 2 to this Election Notice.

Signature(s) of Registered Holder(s) or Authorized Signatory (See guarantee requirement below)
Dated
Name(s)	(Please Print)
Capacity
Address	(Including Zip Code)
Area Code and Telephone Number
Tax Identification or Social Security No.

Medallion Signature Guarantee
(If Required—See Instructions 1 and 2 to this Election Notice)

Authorized Signature
Name of Firm

[Place Seal Here]

INSTRUCTIONS

Forming Part of the Terms and Conditions of the U.S. Retail Holder Election

        1.    Signature Guarantees.    Signatures on this Election Notice must be guaranteed by a Medallion Signature Guarantor, unless the Eligible Notes tendered hereby are tendered by a registered holder (or by a participant in DTC whose name appears on a security position listing as the owner of such Eligible Notes) that has not completed the box entitled "Special Delivery Instructions" on this Election Notice. If the Eligible Notes are registered in the name of a person other than the signer of this Election Notice, or if the New Notes are to be issued (or the Cash Payment is to be made, if applicable, in accordance with the APE) to a person other than the registered holder, then the signatures on this Election Notice accompanying the tendered Eligible Notes must be guaranteed by a Medallion Signature Guarantor as described above. See Instruction 2 to this Election Notice.

        2.    Signatures on Election Notice, Instruments of Transfer and Endorsements.    If this Election Notice is signed by the registered holders of the Eligible Notes tendered hereby, the signatures must correspond with the name(s) as written on the face of the instrument(s) without alteration, enlargement or any change whatsoever. If this Election Notice is signed by a participant in DTC whose name is shown on a security position listing as the owner of the Eligible Notes subject to allocation hereby, the signature must correspond with the name shown on the security position listing as the owner of such Eligible Notes.

        If any of the Eligible Notes subject to a request to make a new election hereby is registered in the name of two or more holders, all such holders must sign this Election Notice. If any of the Eligible Notes subject to a request to make a new election is registered in different names on several instruments, it will be necessary to complete, sign and submit as many separate Election Notices as there are different registrations of instruments.

        If this Election Notice or any Eligible Notes or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person's authority to so act must be submitted.

        When this Election Notice is signed by the registered holders of the Eligible Notes subject to a request to make a new election hereby, no endorsements of Eligible Notes or separate instruments of transfer are required unless the New Notes are to be issued (or the Cash Payment is to be made, if applicable, in accordance with the APE) to a person other than the registered holders, in which case signatures on such Eligible Notes or instruments of transfer must be guaranteed by a Medallion Signature Guarantor.

        A holder of Eligible Notes participating in the U.S. Retail Holder Election must (a) deliver to JPMorgan Chase as Exchange Agent a duly executed withdrawal request with respect to its Eligible Notes (in the form provided by DTC), together with a copy of its original Agent's Message regarding such Eligible Notes tendered to DTC through ATOP on or prior to December 12, 2003, (b) tender its Eligible Notes into the Option or Options identified in its Election Notice by book-entry transfer through the ATOP system and transmit to the Exchange Agent a copy of the corresponding Agent's Message thereby confirming that it has tendered such Eligible Notes into such Option or Options in accordance with this Election Notice, (c) complete and execute this Election Notice with respect to each request to make a new election on behalf of a holder of Eligible Notes, and return it to the Exchange Agent prior to the Expiration Date, (d) deliver to the Exchange Agent a copy of the corresponding and validly executed Election Instruction Letter it has received from the beneficial owner(s) of the Eligible Notes participating in the U.S. Retail Holder Election pursuant to this Election Notice prior to the Expiration Date, and (e) deliver to the Exchange Agent a copy of the

Letter of Transmittal delivered on or prior to December 12, 2003 corresponding to the Old Notes tendered by the U.S. Retail Holder participating in the U.S. Retail Holder Election.

        3.    Delivery of New Shares.    The Company will designate a local custodian in whose name all New Shares will be issued and registered, who will hold New Shares for holders who have elected (or receive as a result of reallocation under the APE) the Combined Option. The Company will instruct such designee to deliver the New Shares to holders or holders' custodians, as applicable, and to request Caja de Valores S.A. to register such New Shares in the name of such holders or such holders' custodian, as applicable. The Company's local custodian will credit (or cause to be credited) the account at Caja de Valores S.A. that you specify in the box entitled "New Share Issuance Instructions" in this Election Notice. All holders of Eligible Notes that participate in the U.S. Retail Holder Election must complete the box entitled "New Share Issuance Instructions" in order to receive delivery of the New Shares according to their election or as a result of reallocation under the APE, of the Combined Option, as the case may be. A holder that fails to duly complete the "New Share Issuance Instructions" box of this Election Notice will be deemed to have elected to have any New Shares issued and delivered to a local custodian designated by the Company, who will arrange for the local custodian to hold such New Shares in custody in its account at the Caja de Valores S.A. until such holder has met the conditions for a transfer of New Shares to another account. The New Shares cannot be delivered to DTC accounts, Euroclear accounts or Clearstream, Luxembourg accounts.

        4.    Delivery of Election Notice.    This Election Notice is to be used if Eligible Notes are to be delivered by book-entry transfer. Holders must deliver a separate Election Notice corresponding to each Election Instruction Letter provided by a beneficial holder of Eligible Notes electing to submit a request with respect to the U.S. Retail Holder Election. Tenders on behalf of different beneficial owners of Eligible Notes should not be aggregated and included in one Election Notice. Instruments evidencing all physically tendered Eligible Notes, or a confirmation of book-entry transfer into the Option specified in the Election Notice of all Eligible Notes delivered by book-entry transfer, as well as a properly completed and duly executed Election Notice (as described in this Election Notice) and any other documents requested by this Election Notice (including one or more validly executed Election Instruction Letters), must be received by the Exchange Agent at its address set forth herein, prior to the Expiration Date. If Eligible Notes are delivered by book-entry transfer in multiple deliveries, a properly completed and duly executed Election Notice (together with one or more validly executed Election Instruction Letters) must accompany each such delivery.

        The method of delivery of Eligible Notes and Election Notices, any required signature guarantees and all other required documents, including delivery through DTC, is at the election and risk of the holder and, except as otherwise provided in this Instruction 4, delivery will be deemed made only when actually received by the Exchange Agent. If such delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to such date.

        No alternative, conditional or contingent requests to make a new election with respect to Eligible Notes will be accepted. All holders of Eligible Notes participating in the U.S. Retail Holder Election, by execution of this Election Notice (or a manually signed facsimile hereof), waive any right to receive any notice of the allocation of their Eligible Notes by the Company.

        5.    Insufficient Space.    If the space provided under "Description of Eligible Notes" or "New Share Issuance Instructions" is insufficient, the information should be continued on a separate signed list and attached to this Election Notice.

        6.    Transfer Taxes.    Except as set forth in this Instruction 6, Multicanal will pay or cause to be paid any transfer taxes with respect to the transfer and/or sale of Eligible Notes to it, or to its order, pursuant to the U.S. Retail Holder Election and the APE. If payment is to be made to, or New

Securities are delivered to any person(s) other than the registered holder, or if tendered Eligible Notes are registered in the name of any person(s) other than the person(s) signing this Election Notice, the amount of any transfer taxes (whether imposed on the registered holder or such other person(s)) payable on account of the transfer to such other person(s) will be charged to the registered holder or deducted from the payment to such holder, as applicable, unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

        7.    Special Delivery Instructions.    If any New Notes issued as payment for any Eligible Notes tendered hereby are to be delivered (or the Cash Payment is to be made, if applicable, in accordance with the APE) in the name of a person other than the person(s) signing this Election Notice, or if the Cash Payment in the name(s) of the person(s) signing this Election Notice is to be made or any such certificate is to be sent to someone other than the person(s) signing this Election Notice or to the person(s) signing this Election Notice but at an account other than that shown in the box entitled "Description of Eligible Notes," as applicable on this Election Notice, the box captioned "Special Delivery Instructions" on this Election Notice must be completed.

        8.    Backup Withholding and Information Reporting.    The exchange of the Existing Debt and any payments on the New Notes and the New Shares generally will be subject to information reporting requirements. To avoid the imposition of backup withholding, a U.S. holder should complete an IRS Form W-9 (which is attached to this Election Notice and can also be obtained at the website of the Internal Revenue Service at www.irs.gov) and either (i) provide its correct taxpayer identification number ("TIN") which, in the case of an individual U.S. holder, is his or her social security number, and certain other information, or (ii) establish a basis for an exemption from backup withholding. Certain holders (including, among others, corporations, individual retirement accounts and certain foreign persons) are exempt from these backup withholding and information reporting requirements, provided they establish their entitlement to an exemption. If the Exchange Agent is not provided with the correct TIN or an adequate basis for exemption (which, in the case of a foreign holder generally would be provided on an IRS Form W-8 BEN), a holder may be subject to a backup withholding tax on the gross proceeds received in the offers and on any payments distributed on the New Notes or the New Shares, and proceeds of sale of the New Notes or the New Shares. If backup withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is provided to the IRS.

        The U.S. tax consequences of the three Options will differ. U.S. Retail Holders should consult their own tax advisors regarding the consequences of electing any of the Options under U.S. federal income and other tax laws.

        9.    Requests for Assistance or Additional Copies.    Any questions or requests for assistance or additional copies of this Election Notice may be directed to the Exchange Agent at the telephone number set forth on the last page hereof. A holder may also contact such holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Retail Holder Election.

        10.    Delivery of Election Instruction Letters Received From Beneficial Owners.    In order for us to deliver New Securities to a holder tendering Eligible Notes on behalf of a beneficial owner, such holder must deliver to the Exchange Agent (for the Company's benefit) at its fax number listed on the back page of this Election Notice a legible copy of the validly executed Election Instruction Letter that was delivered to such holder by the beneficial owner(s) whose Eligible Notes were tendered pursuant to this Election Notice.

        11.    Incomplete Documentation; Failure to Follow Required Procedures.    Failure by a U.S. Retail Holder that elects to submit a request with respect to the U.S. Retail Holder Election to (i) deliver a duly executed Election Notice and a completed and validly executed Election Instruction Letter prior to the Expiration Date or (ii) tender the Eligible Notes into a new Option or Options (other than the

Cash Option) in the manner described above will not constitute a withdrawal of Eligible Notes, but will be deemed a failure to elect among the Options, and may result in the Eligible Notes of such U.S. Retail Holder being deemed subject to the terms of the Company's APE applicable to holders of Old Notes that have not elected any of the Options. A U.S. Retail Holder that would like to receive the Cash Option as elected on or prior to December 12, 2003, is not required to take any action pursuant to this Election Notice.

        If for any reason the Company returns all Old Notes tendered by holders on or prior to December 12, 2003, the Company will return to holders of Eligible Notes any Eligible Notes validly tendered in the U.S. Retail Holder Election.

Form W-9 (Rev. January 2002) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

Name

Business name, if different from above

Check appropriate box:	☐ Individual/ Sole proprietor	☐ Corporation	☐ Partnership	☐ Other	> .............................	☐ Exempt from backup withholding

Address (number, street, and apt. or suite no.)					Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

  Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 2. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 2.

Note: If the account is in more than one name, see the chart on page 2 for guidelines on whose number to enter.

Social security number [ ][ ][ ]- [ ][ ]- [ ][ ][ ][ ]	or	Employer identification number [ ][ ]- [ ][ ][ ][ ][ ][ ]

  Part II Certification

Under penalties of perjury, I certify that:

1.
The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.
I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 2.)

Sign Here	Signature of U.S. person >	Date >

Purpose of Form

A person who is required to file an information return with the IRS must get your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

    1.     Certify the TIN you are giving is correct (or you are waiting for a number to be issued),

    2.     Certify you are not subject to backup withholding, or

    3.     Claim exemption from backup withholding if you are a U.S. exempt payee.

    If you are a foreign person, use the appropriate Form W-8. See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities.

Note: If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 30% of such payments after December 31, 2001 (28% after December 31, 2003). This is called "backup withholding." Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

    You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

    1.     You do not furnish your TIN to the requester, or

    2.     You do not certify your TIN when required (see the Part II instructions on page 2 for details), or

    3.     The IRS tells the requester that you furnished an incorrect TIN, or

    4.     The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

    5.     You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

    Certain payees and payments are exempt from backup withholding. See the instructions on page 2 and the separate Instructions for the Requester of Form W-9.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

Cat. No. 10231X	Form W-9 (Rev. 1-2002)

Form W-9 (Rev. 1-2002)                                                                                                                           Page 2

Specific Instructions

Name. If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

    If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

    Sole proprietor. Enter your individual name as shown on your social security card on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name" line.

    Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner's name on the "Name" line. Enter the LLC's name on the "Business name" line.

    Other entities. Enter your business name as shown on required Federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name" line.

    Exempt From Backup Withholding. If you are exempt, enter your name as described above, then check the "Exempt from backup withholding" box in the line following the business name, sign and date the form.

    Individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. For more information on exempt payees, see the Instructions for the Requester of Form W-9.

    If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

Note: If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

Part I—Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box.

    If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

    If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

    If you are an LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) above), and are owned by an individual, enter your SSN (or "pre-LLC" EIN, if desired). If the owner of a disregarded LLC is a corporation, partnership, etc., enter the owner's EIN.

Note: See the chart on this page for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office. Get Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.

    If you are asked to complete Form W-9 but do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Writing "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II—Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 3, and 5 below indicate otherwise.

    For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt from backup withholding above.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

    1.     Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

    2.     Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

    3.     Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

    4.     Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

    5.     Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA or Archer MSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws.

    You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

What Name and Number To Give the Requester

For this type of account:			Give name and SSN of:

1.	Individual		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)
4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship		The owner(3)

For this type of account:			Give name and EIN of:

6.	Sole proprietorship		The owner(3)
7.	A valid trust, estate, or pension trust		Legal entity(4)
8.	Corporate		The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization		The organization
10.	Partnership		The partnership
11.	A broker or registered nominee		The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments		The public entity

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name, but you may also enter your business or "DBA" name. You may use either your SSN or EIN (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

The Exchange Agent for the U.S. Retail Holder Election is:

JPMorgan Chase Bank

Institutional Trust Services
4 New York Plaza, 15th Floor
New York, NY 10004
Tel: (212) 623-5136
Fax: (212) 623-6214

The Registered Office of the Company:

Multicanal S.A.

Ávalos 2057
(C1431DPM) Buenos Aires, Argentina

Tel: (5411) 5169-4700
Fax: (5411) 5169-4847

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  Exhibit 99.5